Exhibit 10.2

Loan and Note Purchase Agreement

By and Among

Trio Petroleum Corp.

And

Trio Petroleum Canada, Corp.

Exhibit A	Promissory Note

i

Loan and Note Purchase Agreement

Dated as of 4 April 2025

This Loan and Note Purchase Agreement (this “Agreement”) is entered into as of the date set forth above (the “Closing Date”), by and among (i) Trio Petroleum Corp., a Delaware corporation (“Trio-Delaware”); and (ii) Trio Petroleum Canada, Corp., an Alberta, Canada corporation and a wholly owned subsidiary of Trio-Delaware (“Trio-Canada”). Each of Trio- Canada and Trio-Delaware may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Trio-Canada has requested that Trio-Delaware provide to Trio-Canada the sum of $1,131,000, of which amount $585,000 will be used by Trio-Canada to fund a portion of the consideration payable to Novacor Exploration Ltd., a corporation incorporated under the Canada Business Corporations Act (“Seller”) in connection with the acquisition of certain assets from Seller by Trio-Canada (the “Project”), and with the remainder to be used for the ongoing operational costs of Trio-Canada, and such Project and use of proceeds has been approved by the Board of Directors of Trio-Delaware to be provided as a loan to Trio-Canada;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge and agreed, the Parties hereby agree as follows:

Article I. DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Delaware generally are authorized or required by Law or other governmental actions to close.

(c)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(d)	“Governmental Entity” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(e)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

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(f)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(g)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(h)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(i)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(j)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(k)	“Transactions” means the purchase and sale of the Note and the other transactions contemplated under the Transaction Documents.

(l)	“Transaction Documents” means this Agreement, the Note and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. LOAN; PURCHASE AND SALE OF NOTE

Section 2.01 Loan.

(a)	Subject to the terms and conditions of this Agreement, Trio-Delaware hereby makes a loan to Trio-Canada in the amount of One Million, One Hundred and Thirty One Thousand Dollars ($1,131,000) (the “Loan”).

(b)	The Loan shall be evidenced by a promissory note of Trio-Canada payable to order of Trio- Delaware, dated the Closing Date (as attached hereto as Exhibit A, and as may be amended, renewed, increased, restated, replaced, or otherwise modified from time to time, the “Note”).

(c)	$585,000 of the proceeds of the Loan shall be used by Trio-Canada to fund the completion of the Project, with the remainder of the proceeds of the Loan to be used for the ongoing operational costs of Trio-Canada.

Section 2.02 Deliverables at Closing.

(a)	At the Closing, Trio-Canada shall deliver to Trio-Delaware a copy of the Note, duly executed by an authorized officer of Trio-Canada.

(b)	At the Closing, Trio-Delaware shall pay the Loan amount to Trio-Canada, via wire transfer pursuant to instructions delivered to Trio-Delaware by Trio-Canada, and shall deliver to Trio-Canada a copy of the Note, duly executed by an authorized officer of Trio-Delaware.

Section 2.03 Closing. On the terms set forth herein, the closing of the Transactions (the “Closing”) shall take place on the Closing Date by conference call and electronic communication (i.e., emails/pdf) and exchange of the executed Transaction Documents.

Article III. REPRESENTATIONS AND WARRANTIES OF TRIO-CANADA

Trio-Canada represents and warrants to Trio-Delaware that the following representations and warranties contained in this Article III are true and correct as of the Closing Date:

Section 3.01 Authorization of Transactions. Trio-Canada is a corporation duly organized and in good standing in Alberta, Canada and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is are a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Trio-Canada of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Trio-Canada. The Transaction Documents to which Trio-Canada is a party have been duly and validly executed and delivered by Trio-Canada. Each Transaction Document to which Trio-Canada is a party constitutes the valid and legally binding obligation of Trio-Canada, enforceable against Trio-Canada in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

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Section 3.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Trio-Canada of this Agreement or any other Transaction Document to which Trio-Canada is a party.

(b)	The execution, delivery and performance by Trio-Canada of the Transaction Documents to which Trio-Canada is a party, and the consummation by Trio-Canada of the Transactions, do not violate any Laws or Orders to which Trio-Canada is subject or violate, breach or conflict with any provision of Trio-Canada’ organizational documents.

Section 3.03 Brokers. Trio-Canada has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Article IV. REPRESENTATIONS AND WARRANTIES OF TRIO-DELAWARE

Trio-Delaware represents and warrants to Trio-Canada that the following statements contained in this Article IV are true and correct as of the Closing Date:

Section 4.01 Authorization of Transactions. Trio-Delaware is a corporation duly organized and in good standing in the State of Delaware and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is are a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Trio-Delaware of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Trio-Delaware. The Transaction Documents to which Trio-Delaware is a party have been duly and validly executed and delivered by Trio- Delaware. Each Transaction Document to which Trio-Delaware is a party constitutes the valid and legally binding obligation of Trio-Delaware, enforceable against Trio-Delaware in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Trio-Delaware of this Agreement or any other Transaction Document to which Trio- Delaware is a party.

(b)	The execution, delivery and performance by Trio-Delaware of the Transaction Documents to which Trio-Delaware is a party, and the consummation by Trio-Delaware of the Transactions, do not violate any Laws or Orders to which Trio-Delaware is subject or violate, breach or conflict with any provision of Trio-Delaware’ organizational documents.

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Section 4.03 Investment Representations.

(a)	Trio-Delaware understands and agrees that the consummation of this Agreement including the delivery of the Note as contemplated hereby constitute the offer and sale of securities under the Securities Act and applicable state statutes and that the Note is being acquired for Trio-Delaware’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Trio-Delaware is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)	Trio-Delaware understands that the Note is being offered and sold to Trio-Delaware in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that Trio-Canada is relying upon the truth and accuracy of, and Trio-Delaware’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Trio-Delaware set forth herein in order to determine the availability of such exemptions and the eligibility of Trio-Delaware to acquire the Note.

(d)	At no time was Trio-Delaware presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Trio-Delaware is not purchasing the Note acquired by Trio-Delaware hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Note acquired by Trio-Delaware hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(e)	Trio-Delaware is acquiring the Note for Trio-Delaware’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Note. Further, Trio-Delaware does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note.

(f)	Trio-Delaware, either alone or together with Trio-Delaware’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment.

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(g)	Trio-Delaware understands that until such time as the Note have been registered under the Securities Act or may be sold pursuant to any applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Note may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Note):

“NEITHER THE ISSUANCE AND SALE OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO AN APPLICABLE EXEMPTION UNDER SAID ACT.”

(h)	Trio-Delaware understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Note or the suitability of the investment in the Note nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

Section 4.04 Brokers. Trio-Delaware has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. MISCELLANEOUS

Section 5.01 Indemnification; Costs. In the event either Party is subject to any action, claim or proceeding resulting from the other’s gross negligence or intentional breach of this Agreement or the Note, the Party at fault agrees to indemnify and hold harmless the other Party to the fullest extent permitted by applicable law from any such action, claim or proceeding. Indemnification shall include all fees, costs and reasonable attorneys’ fees that the indemnified Party may incur. In claiming indemnification hereunder, the indemnified Party shall promptly provide the indemnifying Party written notice of any claim that the indemnified Party reasonably believes falls within the scope of this Agreement. The indemnified Party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying Party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified Party shall not be final without the indemnified Party’s written consent. Trio-Canada shall pay to Trio- Delaware all costs of collection, including reasonable attorney fees Trio-Delaware may incur in enforcing this Agreement or the Note.

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Section 5.02 Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Party. Subject to the forgoing, notices shall be sent as follows:

If to either Party, to:

Trio Petroleum Corp.

Attn: Robin Ross

5401 Business Park South, Suite 115

Bakersfield, CA 93309

Email: rross@triopetroleum.us

with a copy (which shall not constitute notice) to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

jcacomanolis@alclaw.com

Section 5.03 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.04 Amendments; No Waivers; No Consequential Damages.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both of the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

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(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 5.05 Expenses. Unless otherwise contemplated or stipulated by a Transaction Document, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 5.06 Further Assurances. At and following the Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of the Transaction Documents.

Section 5.07 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Trio-Canada shall not assign or transfer, in whole or in part, this Agreement, the Note or any of its rights or any of its obligations hereunder or thereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the Note or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement or the Note, or any right arising from the Trio-Canada’ due performance of its obligations hereunder or thereunder, including by merger, consolidation, operation of law, or otherwise, without the prior written consent of the Trio- Delaware and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Trio-Delaware may assign or transfer, in whole or in part, this Agreement or the Note, or any of its rights or any of its obligations hereunder or thereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement or the Note, or any right arising from Trio-Delaware’s due performance of its obligations hereunder or thereunder, whether by merger, consolidation, operation of law, or otherwise, without the prior written consent of the Trio-Canada. Other than as specifically set forth herein, including in Section 5.01, nothing in this Agreement shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

Section 5.08 Governing Law; Etc.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and in accordance with the substantive and procedural Laws of the State of Delaware in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(B)	VENUE FOR ALL MATTERS RELATED HERETO OR ARISING PURSUANT TO THE TRANSACTION DOCUMENTS SHALL BE IN THE UNITED STATES FEDERAL COURTS OR THE COURTS OF THE STATE OF CALIFORNIA, IN EACH CASE LOCATED IN THE KERN COUNTY, CALIFORNIA (THE “SELECTED COURTS”). EACH OF THE PARTIES IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL OR EQUITABLE ACTION OR PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE SELECTED COURTS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY SUBMITS TO AND ACCEPTS, WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURT, AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY NOW OR HEREAFTER HAVE TO OBJECT TO SUCH JURISDICTION.

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(C)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08(C). EACH OF THE PARTIES ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN CONNECTION WITH THE SIGNING OF THE WAIVER ABOVE BY INDEPENDENT LEGAL COUNSEL SELECTED BY THE RESPECTIVE PARTY AND THAT SUCH PARTY HAS DISCUSSED THE LEGAL CONSEQUENCES AND IMPORT OF THIS WAIVER WITH LEGAL COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTANDS THE MEANING OF SUCH WAIVER AND GRANTS THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE CONSEQUENCES OF THIS WAIVER WITH LEGAL COUNSEL.

Section 5.09 Survival. The representations and warranties in this Agreement shall survive the Closing for a period of 12 months from the Maturity Date (as defined in the Note), and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement, and such provisions herein as required to give effect to the same, will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 5.10 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

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Section 5.11 Entire Agreement. The Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 5.12 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 5.13 Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control. References to Articles or Sections shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit to this Agreement.

Section 5.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Closing Date.

Trio Petroleum Corp.

By:	/s/ Robin Ross
Name:	Robin Ross
Title:	Chief Executive Officer

Trio Petroleum Canada, Corp.

By:	/s/ Robin Ross
Name:	Robin Ross
Title:	Chief Executive Officer

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